                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Matrix Pharmaceutical, Inc. 1988 Restricted Stock Plan and the 1999 Employee Stock Purchase Plan of our report dated January 25, 1999, with respect to the consolidated financial statements for Matrix Pharmaceutical, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                                      ERNST & YOUNG LLP

                                                      /s/ Ernst & Young LLP




Palo Alto, California
July 26, 1999